EX 99-c
                                                             Form 10-K for 1999
                                                                File No. 1-8610






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                               ------------------


                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

                   For the fiscal year ended December 31, 1999


                          Commission File Number l-8610

                               -------------------

                A. Full title of the plan and the address of the
                   plan, if different from that of the issuer named below:

                                Ameritech Savings
                                Plan for Salaried
                                    Employees

                               -------------------

                B. Name of issuer of the securities held pursuant
                   to the plan and the address of its
                   principal executive office:

                             SBC COMMUNICATIONS INC.


                    175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedules and Exhibits

                                Table of Contents

                                                                         Page

Report of Independent Auditors:  Ernst & Young LLP........................1

Report of Independent Public Accountants:  Arthur Andersen LLP............2

Financial Statements:

     Statements of Net Assets Available for Benefits as of
     December 31, 1999 and 1998...........................................3

     Statement of Changes in Net Assets Available for Benefits
     for the Year Ended December 31, 1999.................................4

     Notes to Financial Statements........................................5

Supplemental Schedules:

     Schedule H, Line 4i - Schedule of Assets Held for Investment
     Purposes at End of Year.............................................10

     Schedule H, Line 4j - Schedule of Reportable Transactions...........12

Exhibits:

     23-a Consent of Ernst & Young LLP

     23-b Consent of Arthur Andersen LLP

                         REPORT OF INDEPENDENT AUDITORS

Ameritech Corporation, Plan Administrator for the Ameritech Savings Plan for Salaried Employees

We have audited the accompanying statement of net assets available for benefits of the Ameritech Savings Plan for Salaried Employees as of December 31, 1999, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and reportable transactions for the year then ended are presented for purpose of additional analysis and are not a required part of the financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audit of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

ERNST & YOUNG LLP

Chicago, Illinois
June 15, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Ameritech Corporation, Plan Administrator for the Ameritech Savings Plan for Salaried Employees

We have audited the accompanying statement of net assets available for benefits of the Ameritech Savings Plan for Salaried Employees as of December 31, 1998. This financial statement is the responsibility of the Plan's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 22, 1999

                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (Dollars in Thousands)


                                                  December 31,
                                           --------------------------
                                              1999            1998
                                           -----------     ----------
ASSETS

Investments (See Note 4)                 $  4,352,100   $  4,592,634
Allotments and contributions receivable         8,761          7,575
Dividends and interest receivable               1,707         15,520
Transfers receivable-net                        2,048              -
Receivable for investments sold                63,986          1,391
                                           -----------     ----------

  Total Assets                              4,428,602      4,617,120
                                           -----------     ----------


LIABILITIES

Transfers payable-net                               -          1,775
Payable for investments purchased              51,026              -
Administrative expenses payable                   768            883
Interest payable                                  988          3,032
Long-term debt
    Ameritech                                 114,118         94,494
    Other                                      24,735         75,948
                                           -----------     ----------

  Total Liabilities                           191,635        176,132
                                           -----------     ----------


  Net Assets Available for Benefits      $  4,236,967   $  4,440,988
                                           ===========     ==========

See Notes to Financial Statements.



                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (Dollars in Thousands)


Net Assets Available for Benefits,
 December 31, 1998                                $  4,440,988

Additions to Net Assets:
 Contributions and transfers:
  Participant contributions                            132,933
  Employer contributions                                16,388
  Transfers of participants' balances - net             19,220
                                                     -----------

                                                       168,541
                                                     -----------

Investment Income:
 Dividends                                              42,947
 Interest                                               37,610
                                                     -----------

                                                        80,557
                                                     -----------


Net appreciation in value of investments               111,053
                                                     -----------

   Total Additions                                     360,151
                                                     -----------

Deductions from Net Assets:
 Administrative expenses                                 4,977
 Interest expense                                        9,676
 Distributions to participants                         549,519
                                                     -----------

   Total Deductions                                    564,172
                                                     -----------

Net Assets Available for Benefits,
 December 31, 1999                                $  4,236,967
                                                   =============


See Notes to Financial Statements.

                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

1. Merger of Plan Sponsor - In October 1999, Ameritech Corporation (Ameritech) and a wholly-owned subsidiary of SBC Communications Inc. (SBC) merged, resulting in Ameritech becoming a wholly-owned subsidiary of SBC (the merger). As a result of the merger, each share of Ameritech common stock held by the Ameritech Savings Plan for Salaried Employees (the Plan) was automatically converted to 1.316 shares of SBC common stock. The conversion did not represent a Plan transaction and no gain or loss was recognized.

2. Plan Description - The Plan was established by Ameritech to provide a convenient way for eligible salaried employees of participating Ameritech companies to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan is summarized in the Summary Plan Description, which has been distributed to all participants. Participants should refer to the official Plan documents for a more complete description of the Plan's provisions.

   During 1999, participants could invest in various combinations of eight funds: the Company Stock Fund, the Large Cap Value Equity Fund, the Fixed Income Fund, the Balanced Fund, the Large Cap Growth Equity Fund, the Mid Cap Equity Fund, the International Equity Fund and the Diversified Telephone Portfolio (DTP) Fund. The DTP Fund was eliminated effective April 1, 1999. Balances that were not withdrawn or transferred from the DTP Fund before April 1, 1999 were automatically transferred to the Large Cap Value Equity Fund.

   Company matching contributions are made solely in the form of shares of common stock (Ameritech common stock prior to the merger, SBC common stock post merger) held in a leveraged Employee Stock Ownership Plan (ESOP).

   The Plan prefunded the ESOP by borrowing $425 million of ten and one-half year notes (ESOP Notes) payable in semi-annual installments through the year 2000, at 8.1% interest, the repayment of which is guaranteed by the Ameritech. Funds borrowed by the Plan were used to purchase shares of Ameritech's common stock held by Ameritech in its treasury (Financed Shares), which act as collateral for reimbursement to Ameritech for any payments it makes under its guarantee of the ESOP Notes. The interest rate on this debt decreased to 8.03% effective January 1, 1993 due to the increased Federal income tax rate.

   In 1994 and 1996, the Plan entered into separate agreements with Ameritech to lend the Plan up to $99.0 and $24.2 million (Refinancing Notes), respectively. As of December 31, 1999 and 1998, the Plan had borrowed $92.3 million and $77.7 million under the 1994 agreement, respectively, and $21.8 million and $16.8 million under the 1996 agreement, respectively, at interest rates ranging from 5.6% to 8.4%.

   Dividends on Financed Shares, interest, employer cash contributions and loans from Ameritech are used by the Plan to make the required principal and interest payments on the ESOP and Refinancing Notes. As the notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts.

   To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in company matching contributions or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares, which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year company matching contributions.

   Although it has not expressed any intent to do so, Ameritech has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. In the event that the Plan is terminated, subject to conditions set forth in ERISA, the Plan provides that the net assets will be distributed to participants whose employment has terminated in an amount equal to their respective interests in such assets; assets attributable to participants whose employment has not terminated will remain in the Plan until such employment terminates.

3. Accounting Policies - The financial statements of the Plan are prepared using the accrual method of accounting. The values of investments are determined as follows: common shares on the basis of the last published sales price as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest (see Note 6); common/collective trusts and mutual funds at net asset values per share obtained from published sources or fund manager; and temporary cash investments and participant loans at cost, which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with United States' generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to current year presentation.

4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1999 or 1998 were:

                                                         1999          1998
                                                      ----------    ----------
   Employee Stock Ownership Plan-Special Stock Fund*
   -------------------------------------------------
   SBC common shares:
      Allocated                                      $   950,851   $         -
      Unallocated                                    $   408,551   $         -

   Ameritech common shares:
      Allocated                                      $         -   $   924,942
      Unallocated                                    $         -   $   508,398

   Company Stock Fund
   ------------------
   SBC common shares                                 $ 1,320,001   $         -
   Ameritech common shares                           $         -   $ 1,425,470

   Diversified Telephone Portfolio Fund
   ------------------------------------
   SBC common shares                                 $         -   $    21,313
   Ameritech common shares                           $         -   $    16,933

   Large Cap Value Equity Fund
   ---------------------------
   IRT Ameritech Collective Equity Fund              $   733,021   $   837,450

   Balanced Fund
   -------------
   Bankers Trust Pyramid Balanced Fund               $   222,537   $   220,903


   * Nonparticipant Directed

   During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $111,053 as follows:

   Common Stock                            $    59,154
   Common Collective Trusts                     30,643
   Mutual Funds                                 21,256
                                             ----------
   Total                                   $   111,053
                                             ==========

5. Nonparticipant Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant directed investments (held in the ESOP within the Special Stock Fund) as of December 31 is as follows:

                                                1999          1998
                                             ----------   ----------
   Assets
   SBC common shares:
      Allocated                            $   950,851  $         -
      Unallocated                              408,551            -
   Ameritech common shares:
      Allocated                                      -      924,942
      Unallocated                                    -      508,398
   Temporary cash investments                   19,624       18,265
   Dividends and interest receivable                92        7,259
   Transfers receivable-net                      1,296          371
                                             ----------   ----------

      Total Assets                           1,380,414    1,459,235
                                             ----------   ----------

   Liabilities
   Administrative expenses payable                  50           24
   Interest payable                                988        3,032
   Long-term debt - unallocated                138,853      170,442
                                             ----------   ----------

      Total Liabilities                        139,891      173,498
                                             ----------   ----------

      Net Assets Available for Benefits    $ 1,240,523  $ 1,285,737
                                             ==========   ==========


                                                1999
                                             ----------
   Net Assets Available for Benefits,
    December 31, 1998                      $ 1,285,737

      Contributions                             16,388
      Dividends and interest                    21,760
      Net appreciation in value of
       investments                              28,898
      Transfers of participants' balances
       - net                                     2,036
      Administrative expenses                     (193)
      Interest expense                          (9,676)
      Distributions to participants           (104,427)
                                             ----------
                                               (45,214)
                                             ----------

   Net Assets Available for Benefits,
    December 31, 1999                      $ 1,240,523
                                             ==========

6. Contracts with Insurance Companies - The following table presents the carrying amount and the estimated fair value of contracts with insurance companies as of December 31:


                                             1999          1998
                                          ----------    ----------

   Carrying Amount                       $ 457,896     $ 485,140
                                          ==========    ==========

   Fair Value                            $ 450,332     $ 498,884
                                          ==========    ==========


   The fair values of contracts with insurance companies were estimated based on a contract by contract analysis performed by the Fixed Income Fund manager.

   For the year ended December 31, 1999, the average interest rate earned on contracts with insurance companies was 5.99%. At December 31, 1999 the fixed crediting interest rates on these contracts ranged from 5.28% to 6.62%. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.38% to 8.29%. No valuation reserves were recorded to adjust contract amounts as of December 31, 1999 and 1998.

7. Long-Term Debt - Long-term debt consists of the ESOP Notes and the Refinancing Notes (as discussed in Note 2). At December 31, 1999, the aggregate principal amounts of long-term debt scheduled for repayment for the years 2000 through 2004 were $29,300, $25,106, $26,247, $28,529 and $29,671.
   The carrying amount and the estimated fair value of the ESOP and Refinancing Notes as of December 31 were:

                                             1999          1998
                                          ---------      --------

    Carrying Amount                      $ 138,853     $ 170,442
                                          =========      ========

    Fair Value                           $ 138,338     $ 177,632
                                          =========      ========

   The fair values of the ESOP Notes were estimated based on quoted prices. The fair values of the Refinancing Notes were estimated based on discounted future cash flows using current interest rates.

8. Tax Status - The Internal Revenue Service issued a determination letter on April 16, 1996, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

9. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of Net Assets Available for Benefits per the financial statements to the Form 5500 as of December 31:

                                                        1999          1998
                                                    -----------    -----------

   Net Assets Available for Benefits per the
    Financial Statements                           $ 4,236,967   $  4,440,988

   Less: Distributions payable to participants         155,682         22,228
                                                    -----------    -----------
   Net Assets Available for Benefits per the
    Form 5500                                      $ 4,081,285   $  4,418,760
                                                    ===========    ===========

   The following is a reconciliation of distributions to participants per the financial statements to the Form 5500 for the year ended December 31:

                                                         1999
                                                     -----------

   Distributions to participants per the
    Financial Statement                             $   549,519

   Add: Distributions payable to participants at
    December 31, 1999                                   155,682

   Less: Distributions  payable to  participants
    at December 31, 1998                                 22,228
                                                     -----------

   Distributions to participants per the Form 5500  $   682,973
                                                     ===========


   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 003

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                                December 31, 1999
                             (Dollars in Thousands)

                                          Description of                Current
           Identity of Issue                Investment        Cost       Value
  ------------------------------------ -------------------- --------- -----------
  Employee Stock Ownership Plan-
   Special Stock Fund
  * SBC common shares:
      Allocated                          19,504,622 shares  $221,116  $  950,851
      Unallocated                         8,380,540 shares    93,841     408,551
  * State Street Bank and Trust            Temporary cash     19,624      19,624
     Company                                investments     ---------  ----------

       Total Special Stock Fund                              334,581   1,379,026
                                                            ---------  ----------

  Company Stock Fund
  * SBC common shares                    27,076,937 shares             1,320,001
  * State Street Bank and Trust            Temporary cash                 24,483
     Company                                investments     ---------  ----------

       Total Company Stock Fund                                 **     1,344,484
                                                            ---------  ----------

  Fixed Income Fund
    Allstate Life Insurance Company       5.28%, 5/15/08                  25,308
    Bankers Trust Company                 5.42%, 2/28/03                  15,860
    Bankers Trust Company                 6.24%, 12/31/03                 45,844
    Business Men's Assurance Company      5.75%, 11/17/03                  5,322
    Business Men's Assurance Company       6.02%, 1/2/02                   5,455
    Business Men's Assurance Company       5.41%, 5/5/03                   5,338
    Caisse des depots (CDC)               5.38%, 10/15/03                  5,056
    Continental Assurance Company         6.43%, 9/25/02                  22,921
    Continental Assurance Company         6.23%, 6/30/04                  28,833
    Jackson National Life Insurance       6.62%, 8/14/00                   5,122
    John Hancock Mutual Life Insurance     5.67%, 6/1/04                  21,003
    John Hancock Mutual Life Insurance Co. 5.83%, 3/1/00                  15,066
    Mass Mutual Life Insurance Company    5.94%, 11/30/03                  6,921
    Metropolitan Life Insurance Company    6.50%, 4/2/01                  12,486
    Monumental Life Insurance Company      6.48%, 12/1/00                 10,080
    Monumental Life Insurance Company        5.72%, ***                   87,380
    New York Life Insurance Company        6.42%, 6/2/03                   8,044
    New York Life Insurance Company       6.27%, 10/16/00                  7,119
    The Prudential Insurance Company of    5.95%, 8/10/01                  5,407
     America
    The Prudential Insurance Company of    6.03%, 8/11/03                  5,412
     America
  * State Street Bank and Trust Company      6.19%, ***                   82,230
    UBS AG                                   5.99%, ***                   31,689
  * State Street Bank and Trust Company    Temporary cash                 13,886
                                            investments     ---------  ----------

             Total Fixed Income Fund                            **       471,782
                                                            ---------  ----------

                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 003

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           AT END OF YEAR (Continued)
                                December 31, 1999
                             (Dollars in Thousands)


                                             Description of               Current
           Identity of Issue                   Investment       Cost       Value
  ------------------------------------    ------------------  --------  -----------
  Large Cap Value Equity Fund

   IRT Ameritech Collective Equity Fund    23,900,261 units   $         $  733,021
   * State Street Bank and Trust Company    Temporary cash                     499
                                             investments       --------  ----------

       Total Large Cap Value Equity Fund                          **       733,520
                                                               --------  ----------

  Balanced Fund
    Bankers Trust Pyramid Balanced Fund      826,436 units                 222,537
  * State Street Bank and Trust Company     Temporary cash                     124
                                             investments       --------  ----------

       Total Balanced Fund                                        **       222,661
                                                               --------  ----------

  Large Cap Growth Equity Fund
    Alliance Capital Institutional Premier  5,278,419 units                 96,331
      Growth Fund
  * State Street Bank and Trust Company     Temporary cash                      32
                                             investments       --------  ----------

       Total Large Cap Growth Equity Fund                         **        96,363
                                                               --------  ----------

  Mid Cap Equity Fund
    PIMCO Mid Cap Growth Fund                966,703 units                  25,125
  * State Street Bank and Trust Company     Temporary cash                      26
                                             investments       --------  ----------

       Total Mid Cap Equity Fund                                  **        25,151
                                                               --------  ----------
  International Equity Fund
    Lazard International Equity Portfolio    916,891 units                  15,853
      Institutional Fund
  * State Street Bank and Trust Company     Temporary cash                      26
                                             investments       --------  ----------

       Total International Equity Fund                            **        15,879
                                                               --------  ----------
  Loan Fund
  * Loans to participants                    6.0% - 11.5%                   62,631
  * State Street Bank and Trust Company     Temporary cash                     603
                                             investments       --------  ----------
       Total Loan Fund                                            **        63,234
                                                               --------  ----------

                    TOTAL                                               $4,352,100
                                                                         ==========

  *   Party-in-Interest
  **  Participant directed investment, cost not required
  *** Synthetic investment, no stated maturity


                  AMERITECH SAVINGS PLAN FOR SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 003

            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1999

There were no category (i), (ii), (iii) or (iv) transactions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              AMERITECH SAVINGS PLAN FOR
                                              SALARIED EMPLOYEES

                                              By Ameritech Corporation, Plan
                                              Administrator for the Foregoing
                                              Plan

                                              By  /s/ Karen E. Jennings
                                                 ------------------------
                                                  Karen E. Jennings
                                                  Senior Executive Vice
                                                  President-Human Resources

Date: June 27, 2000

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

     Exhibit
     Number
     -------
      23-a   Consent of Independent Auditors: Ernst & Young LLP.
      23-b   Consent of Independent Public Accountants: Arthur Andersen LLP.

                                                                         EX 23-a
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-88667) and pertaining to the Ameritech Savings Plan for Salaried Employees of our report dated June 15, 2000, with respect to the financial statements and supplemental schedules of the Ameritech Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended
December 31, 1999.

ERNST & YOUNG LLP

Chicago, Illinois
June 23, 2000

                                                                         EX 23-b
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 22, 1999, included in this Annual Report on Form 11-K for the year ended December 31, 1999, into Ameritech's previously filed Registration Statement on Form S-8, registration number 333-88667.

ARTHUR ANDERSEN LLP

Chicago, Illinois
June 22, 2000